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                                                                      EXHIBIT 21


                        SUBSIDIARIES OF PALL CORPORATION

Pall Corporation owns 100% of the outstanding capital stock of those companies listed below, except where otherwise noted:

                                                     State or Other Jurisdiction
Name of Company                                      of Incorporation

Medsep Corporation                                   Delaware
Pall Aeropower Corporation                           Delaware
Pall Biomedical, Inc.                                Delaware
Pall International Corporation                       Delaware
Pall Puerto Rico, Inc.                               Delaware
Pall Stratapac Ltd.                                  Delaware
Russell Associates Inc.                              Delaware

Pall Filtron Corporation                             Massachusetts
Gelman Sciences, Inc.                                Michigan
Pall Industries, Inc.                                Puerto Rico
Pall (Canada) Limited                                Canada
Pall Belgium                                         Belgium
Gelman Sciences Ltd. (b)                             Canada
Pall Europe Limited                                  England
Gelman Sciences Ltd. (b)                             England
Pall Deutschland GmbH Holding                        Germany
Pall GmbH (a)                                        Germany
Gelman Sciences Deutschland GMBH (b)                 Germany
Pall Italia S.R.L.                                   Italy
Gelman Italy S.R.L. (b)                              Italy
Gelman Ireland Ltd. (b)                              Ireland
Pall France S.A.                                     France
Gelman Sciences S.A. (b)                             France
Pall Netherlands B.V.                                Netherlands
Pall Norge AS                                        Norway
Pall (Schweiz) A.G.                                  Switzerland
Pall Austria Filter Ges.m.b.H.                       Austria
Pall Espana S.A.                                     Spain
Pall Filtron AB (d)                                  Sweden
Pall Filtron Technology B.V. (d)                     The Netherlands
Pall Poland Limited (a)                              Poland
Nihon Pall Ltd.                                      Japan
Gelman Sciences Ltd. (b)                             Japan
Pall Filtration Pte. Ltd.                            Singapore
Pall Korea Limited                                   South Korea
Pall Filter (Beijing) Co., Ltd.                      China
Pall Asia International Ltd.                         Hong Kong
Gelman Sciences Ltd. (b)                             Australia
Pall Export Sales Corp., Limited (c)                 Jamaica

   (a) 100% owned by Pall Deutschland GmbH Holding.
   (b) 100% owned by Gelman Sciences Inc., Michigan
   (c) 100% owned by Pall International Corporation.
   (d) 100% owned by Pall Filtron Corporation.

All subsidiaries listed above are included in the consolidated financial statements for the fiscal years 1997, 1996 and 1995, or, in the case of corporations organized since August 1, 1993, from the date of incorporation. The list does not include inactive subsidiaries.